EXECUTION VERSION CID #: 000016249 CHAR1\1760870v5 THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT THIS THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of December 15, 2020, is by and among DENNY’S, INC., a Florida corporation (“Denny’s” or the “Borrower”), DENNY’S CORPORATION, a Delaware corporation (“Parent”), each of those Subsidiaries of Parent party hereto (Parent and such Subsidiaries, each a “Guarantor” and collectively, the “Guarantors”), WELLS FARGO BANK, NATIONAL ASSOCIATION, as administrative agent on behalf of the Lenders under the Credit Agreement (as hereinafter defined) (in such capacity, the “Administrative Agent”), and the Lenders party hereto. W I T N E S S E T H WHEREAS, the Borrower, the Parent, the other Guarantors, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Third Amended and Restated Credit Agreement dated as of October 26, 2017 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement); WHEREAS, the Loan Parties have requested that the Lenders make certain amendments to the Credit Agreement as set forth herein; and WHEREAS, the Lenders party hereto have agreed to amend the Credit Agreement, in each case, subject to the terms and conditions set forth herein. NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows: ARTICLE I AMENDMENTS TO CREDIT AGREEMENT 1.1 Amendment to the definition of “Applicable Rate”. The definition of “Applicable Rate” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text in the last sentence of the definition to read as follows: Notwithstanding the foregoing, from the Third Amendment Effective Date until the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a) for the fiscal quarter ending of the Parent on or about December 29, 2021, the Applicable Rate shall be equal to (i) 3.00% with respect to Eurodollar Rate Loans, (ii) 3.00% with respect to standby Letter of Credit Fees, (iii) 3.00% with respect to commercial Letter of Credit Fees, (iv) 2.00% with respect to Base Rate Loans and (v) 0.40% with respect to the Commitment Fee, and thereafter the Pricing Tier shall be determined by reference to the Consolidated Leverage Ratio as of the last day of the most recently ended fiscal quarter of the Parent as set forth in the Compliance Certificate delivered pursuant to Section 6.02(a) for such fiscal quarter.

CHAR1\1760870v5 2 1.2 Amendment to the definition of “Consolidated Interest Expense”. The definition of “Consolidated Interest Expense” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Consolidated Interest Expense” means, for any Measurement Period, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses in connection with borrowed money (including capitalized interest) or in connection with the deferred purchase price of assets, net of cash interest income, in each case to the extent treated as interest in accordance with GAAP, (b) the portion of rent expense under Capital Lease Obligations that is treated as interest in accordance with GAAP, (c) interest expense related to discounted liabilities that is treated as interest in accordance with GAAP, and (d) cash payments made with respect to any de- designated Swap Contract, in each case, of or by Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period, less (e) all cash receipts with respect to any de-designated Swap Contract, in each case, by Parent and its Subsidiaries on a consolidated basis for the most recently completed Measurement Period. 1.3 Amendment to the definition of “Consolidated Leverage Ratio”. The definition of “Consolidated Leverage Ratio” in Section 1.01 of the Credit Agreement is hereby amended by replacing the text in the last sentence of the definition to read as follows: Notwithstanding the foregoing, for purposes of calculating the Consolidated Leverage Ratio to determine compliance with Section 7.10(a) as of the end of the fiscal quarters of the Parent ending on or about June 30, 2021, September 29, 2021 and December 29, 2021, Consolidated EBITDA included in clause (b) above shall be calculated as (x) in the case of the fiscal quarter ending on or about June 30, 2021, actual Consolidated EBITDA for such fiscal quarter divided by 26.9%, (y) in the case of the fiscal quarter ending on or about September 29, 2021, actual Consolidated EBITDA for the period of two (2) consecutive fiscal quarters then ending divided by 52.4%, and (z) in the case of the fiscal quarter ending on or about December 29, 2021, actual Consolidated EBITDA for the period of three (3) consecutive fiscal quarters then ending divided by 78.8%. 1.4 Amendment to the definition of “Consolidated Maintenance Capital Expenditures”. The definition of “Consolidated Maintenance Capital Expenditures” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Consolidated Maintenance Capital Expenditures” means, for any Measurement Period, any Consolidated Capital Expenditures that are not Consolidated Growth Capital Expenditures (which, for the avoidance of doubt, shall not include any Consolidated Capital Expenditures made in connection with any exchange of property permitted under Section 7.04(c)). 1.5 Amendment to the definition of “Eurodollar Rate Loan”. The definition of “Eurodollar Rate Loan” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Eurodollar Rate Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of “LIBOR”, or based on the Benchmark Replacement, if then applicable. 1.6 Amendment to the definition of “LIBOR”. The definition of “LIBOR” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

CHAR1\1760870v5 3 “LIBOR” means, subject to the implementation of a Benchmark Replacement in accordance with Section 3.03(b), (a) for any interest rate calculation with respect to a Eurodollar Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for a period equal to the applicable Interest Period as published by the ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period. If, for any reason, such rate is not so published then “LIBOR” shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) two (2) London Banking Days prior to the first day of the applicable Interest Period for a period equal to such Interest Period, and (b) for any interest rate calculation with respect to a Base Rate Loan, the rate of interest per annum determined on the basis of the rate for deposits in Dollars for an Interest Period equal to one month (commencing on the date of determination of such interest rate) as published by ICE Benchmark Administration Limited, a United Kingdom company, or a comparable or successor quoting service approved by the Administrative Agent, at approximately 11:00 a.m. (London time) on such date of determination, or, if such date is not a Business Day, then the immediately preceding Business Day. If, for any reason, such rate is not so published then “LIBOR” for such Base Rate Loan shall be determined by the Administrative Agent to be the arithmetic average of the rate per annum at which deposits in Dollars would be offered by first class banks in the London interbank market to the Administrative Agent at approximately 11:00 a.m. (London time) on such date of determination for a period equal to one month commencing on such date of determination. Each calculation by the Administrative Agent of LIBOR shall be conclusive and binding for all purposes, absent manifest error. Notwithstanding the foregoing, (x) in no event shall LIBOR (including any Benchmark Replacement with respect thereto) be less than 0% and (y) unless otherwise specified in any amendment to this Agreement entered into in accordance with Section 3.03(b), in the event that a Benchmark Replacement with respect to LIBOR is implemented then all references herein to LIBOR shall be deemed references to such Benchmark Replacement. 1.7 Amendment to the definition of “Revolving Credit Facility”. The definition of “Revolving Credit Facility” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: “Revolving Credit Facility” means, at any time, the aggregate amount of the Lenders’ Commitments at such time. As of the Third Amendment Effective Date, the Revolving Credit Facility is $375,000,000; provided that, the Revolving Credit Facility shall be automatically reduced to $350,000,000 on July 1, 2021 (which is the first day of the fiscal quarter of the Parent ending on or about September 29, 2021). 1.8 Amendment to Section 1.01. Section 1.01 of the Credit Agreement is hereby amended by inserting the following definitions in the appropriate alphabetical order therein: “Benchmark Replacement” means the sum of: (a) the alternate benchmark rate (which may include Term SOFR) that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement rate or the

CHAR1\1760870v5 4 mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement to LIBOR for U.S. dollar-denominated syndicated credit facilities and (b) the Benchmark Replacement Adjustment; provided that, if the Benchmark Replacement as so determined would be less than zero, the Benchmark Replacement will be deemed to be zero for the purposes of this Agreement. “Benchmark Replacement Adjustment” means, with respect to any replacement of LIBOR with an Unadjusted Benchmark Replacement for each applicable Interest Period, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of LIBOR with the applicable Unadjusted Benchmark Replacement for U.S. dollar- denominated syndicated credit facilities at such time. “Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest and other administrative matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of the Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement). “Benchmark Replacement Date” means the earlier to occur of the following events with respect to LIBOR: (a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of LIBOR permanently or indefinitely ceases to provide LIBOR; and (b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the date of the public statement or publication of information referenced therein. “Benchmark Transition Event” means the occurrence of one or more of the following events with respect to LIBOR: (a) a public statement or publication of information by or on behalf of the administrator of LIBOR announcing that such administrator has ceased or will cease to provide LIBOR, permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR;

CHAR1\1760870v5 5 (b) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR, the U.S. Federal Reserve System, an insolvency official with jurisdiction over the administrator for LIBOR, a resolution authority with jurisdiction over the administrator for LIBOR or a court or an entity with similar insolvency or resolution authority over the administrator for LIBOR, which states that the administrator of LIBOR has ceased or will cease to provide LIBOR permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide LIBOR; or (c) a public statement or publication of information by the regulatory supervisor for the administrator of LIBOR announcing that LIBOR is no longer representative. “Benchmark Transition Start Date” means (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date specified by the Administrative Agent or the Required Lenders, as applicable, by notice to the Borrower, the Administrative Agent (in the case of such notice by the Required Lenders) and the Lenders. “Benchmark Unavailability Period” means, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred with respect to LIBOR and solely to the extent that LIBOR has not been replaced with a Benchmark Replacement, the period (a) beginning at the time that such Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced LIBOR for all purposes hereunder in accordance with Section 3.03(b) and (b) ending at the time that a Benchmark Replacement has replaced LIBOR for all purposes hereunder pursuant to Section 3.03(b). “Early Opt-in Election” means the occurrence of: (a) (i) a determination by the Administrative Agent or (ii) a notification by the Required Lenders to the Administrative Agent (with a copy to the Borrower) that the Required Lenders have determined that U.S. dollar-denominated syndicated credit facilities being executed at such time, or that include language similar to that contained in Section 3.03(b) are being executed or amended, as applicable, to incorporate or adopt a new benchmark interest rate to replace LIBOR, and (b) (i) the election by the Administrative Agent or (ii) the election by the Required Lenders to declare that an Early Opt-in Election has occurred and the provision, as applicable, by the Administrative Agent of written notice of such election to the Borrower and the Lenders or by the Required Lenders of written notice of such election to the Administrative Agent. “Federal Reserve Bank of New York’s Website” means the website of the Federal Reserve Bank of New York at http://www.newyorkfed.org, or any successor source. “Relevant Governmental Body” means the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.

CHAR1\1760870v5 6 “SOFR” with respect to any day means the secured overnight financing rate published for such day by the Federal Reserve Bank of New York, as the administrator of the benchmark, (or a successor administrator) on the Federal Reserve Bank of New York’s Website. “Third Amendment Effective Date” means December 15, 2020. “Term SOFR” means the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body. “Unadjusted Benchmark Replacement” means the Benchmark Replacement excluding the Benchmark Replacement Adjustment. 1.9 Amendment to Article I. Article I of the Credit Agreement is hereby amended by inserting the following new Section 1.09 at the end thereof: 1.09 Rates. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBOR” or with respect to any rate that is an alternative or replacement for or successor to any such rate (including, without limitation, any Benchmark Replacement) or the effect of any of the foregoing, or of any Benchmark Replacement Conforming Changes. 1.10 Amendment to Section 2.13. Section 2.13 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: 2.13 RESERVED. 1.11 Amendment to Section 3.03. Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: 3.03 Changed Circumstances. (a) Subject to clause (b) below, if the Required Lenders determine that for any reason in connection with any request for a Eurodollar Rate Loan or a conversion to or continuation thereof that (i) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Eurodollar Rate Loan, (ii) adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan or in connection with an existing or proposed Base Rate Loan, or (iii) the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Loans shall be suspended, and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Loans or, failing that, will be

CHAR1\1760870v5 7 deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein. (b) Effect of Benchmark Transition Event. (i) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, the Administrative Agent and the Borrower may amend this Agreement to replace LIBOR with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. Any such amendment with respect to an Early Opt-in Election will become effective on the date that Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders accept such amendment. No replacement of LIBOR with a Benchmark Replacement pursuant to this Section 3.03(b) will occur prior to the applicable Benchmark Transition Start Date. (ii) Benchmark Replacement Conforming Changes. In connection with the implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. (iii) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) any occurrence of a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date and Benchmark Transition Start Date, (B) the implementation of any Benchmark Replacement, (C) the effectiveness of any Benchmark Replacement Conforming Changes and (D) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or Lenders pursuant to this Section 3.03(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section 3.03(b). (iv) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any request for a Eurodollar Rate Loan of, conversion to or continuation of Eurodollar Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or

CHAR1\1760870v5 8 conversion to Base Rate Loans. During any Benchmark Unavailability Period, the component of the Base Rate based upon LIBOR will not be used in any determination of the Base Rate. 1.12 Amendment to Section 5.05(c). Section 5.05(c) of the Credit Agreement is hereby amended by replacing the text in the proviso at the end thereof with the below text: ; provided that, for purposes of this Section 5.05(c), only from the Third Amendment Effective Date until the date in which the Loan Parties are required to deliver the financial statements and Compliance Certificate for the fiscal quarter of the Parent ending on or about June 30, 2021 pursuant to Section 6.01(b) and Section 6.02(a) respectively, the impacts of the COVID- 19 pandemic on the business, assets, operations, properties, condition (financial or otherwise), liabilities or material agreements of Parent and its Subsidiaries that (x) occurred prior to the Third Amendment Effective Date and (y) were disclosed in writing to the Administrative Agent and the Lenders prior to the Third Amendment Effective Date shall be disregarded (to the extent the scope of such impacts are not greater than so disclosed). 1.13 Amendment to Section 6.01(d). Section 6.01(d) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (d) Monthly Reports. (i) From the Third Amendment Effective Date through the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter, as soon as practicable and in any event within eight (8) Business Days after the end of each fiscal month, (x) a summary of same-store sales for such month and (y) a report of restaurant closures and openings for such month, in each case, for the restaurants of (A) the Loan Parties and their Subsidiaries and (B) franchisees of the Loan Parties, in form and detail consistent with in the customary public filings of the Parent; and (ii) from the Third Amendment Effective through the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter, as soon as practicable and in any event within eight (8) Business Days after the end of each fiscal month, a calculation of Liquidity and demonstrating compliance with Section 7.10(c) as of the end of such month, in form and detail reasonably acceptable to the Administrative Agent. 1.14 Amendment to Section 7.03. Section 7.03 of the Credit Agreement is hereby amended by replacing the text in the proviso at the end thereof with the below text: ; provided further that no Investments shall be permitted to be made under clauses (d) (other than Investments resulting from any Restricted Payments made pursuant to Section 7.05(a)(i)), (f) (other than Investments in an aggregate amount not to exceed $250,000), (g), (h) and (i) of this Section 7.03 during the period commencing on the Third Amendment Effective Date and ending on the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter (other than Investments consisting of

CHAR1\1760870v5 9 Guarantees by any Loan Party of obligations (including, without limitation, Operating Lease obligations and Capital Lease Obligations) of franchisees or licensees or the Purchasing Coop (to the extent the Purchasing Coop is acting on behalf of franchisees or licensees), consistent with past practices and on usual and customary terms for transactions of this type, in an amount not to exceed $10,000,000 for the Loan Parties and their Subsidiaries during such period). 1.15 Amendment to Section 7.04(e). Section 7.04(e) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (e) any Loan Party may sell, transfer, sell a franchise in or otherwise dispose of restaurants or property (including real property, improvements, fixtures and equipment) relating to current or former restaurants of such person (such restaurants and property are collectively referred to as “Restaurant Businesses”) so long as no Default or Event of Default shall have occurred and is continuing or would result therefrom and the consideration received for any Restaurant Businesses sold, transferred or otherwise disposed is equal to the Fair Market Value of such Restaurant Businesses, subject to the following: (i) for the period commencing on the Third Amendment Effective Date through the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter, the aggregate Fair Market Value of all assets disposed of pursuant to this clause shall not exceed $25,000,000; provided that, notwithstanding the foregoing, (x) such amount shall be limited to $10,000,000 in the aggregate until the end of the end of the fiscal quarter of the Parent ending on or about June 30, 2021 and (y) the Restaurant Business located at 5751 Sunset Blvd., Los Angeles, California 90028 may be sold, transferred or otherwise disposed of during such period without the restrictions set forth in this clause (i), so long as immediately prior to any such sale, transfer or disposition, the sum of the Total Revolving Credit Outstandings is less than $210,000,000 (without giving effect to the application of any proceeds of such sale), and (ii) following the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter, the aggregate Fair Market Value of all assets disposed of pursuant to this clause shall not exceed $25,000,000 in any fiscal year; provided that, notwithstanding the foregoing, the Restaurant Businesses located at (x) 5751 Sunset Blvd., Los Angeles, California 90028, (y) 3600 Biscayne Blvd., Miami, Florida 33137 and (z) 221 NE 36th Street, Miami, Florida 33137 may be sold, transferred or otherwise disposed of without the restrictions set forth in this clause (ii). 1.16 Amendment to Section 7.05(a). Section 7.05(a) of the Credit Agreement is hereby amended by replacing the text in the proviso at the end thereof with the below text: ; provided further that no Restricted Payments shall be permitted to be made under clauses (ii), (iii) and (iv) of this Section 7.05(a) during the period commencing on the Third Amendment Effective Date and ending on the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the

CHAR1\1760870v5 10 Parent ending on or about September 29, 2021 as determined based on the Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter. 1.17 Amendment to Section 7.10(a). Section 7.10(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (a) Consolidated Leverage Ratio. As of the last day of (i) the fiscal quarter ending on or about June 30, 2021, permit the Consolidated Leverage Ratio to be greater than 5.25 to 1.00, (ii) the fiscal quarter ending on or about September 29, 2021, permit the Consolidated Leverage Ratio to be greater than 4.75 to 1.00 and (iii) the fiscal quarter ending on or about December 29, 2021 and each other fiscal quarter, permit the Consolidated Leverage Ratio to be greater than 4.00 to 1.00, in each case, for the respective Measurement Period. Notwithstanding the foregoing, the covenant in this Section 7.10(a) shall not be tested as of the end of the fiscal quarters ending on or about June 24, 2020, September 23, 2020, December 30, 2020 and March 31, 2021 (but otherwise shall be deemed to be in effect with respect to each such fiscal quarter end for all provisions under this Agreement and the other Loan Documents that refer to compliance or pro forma compliance with Section 7.10). 1.18 Amendment to Section 7.10(b). Section 7.10(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (b) Consolidated Fixed Charge Coverage Ratio. As of the last day of (i) the fiscal quarter ending on or about June 30, 2021, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.00 to 1.00, (ii) the fiscal quarter ending on or about September 29, 2021, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.25 to 1.00, and (iii) the fiscal quarter ending on or about December 29, 2021 and each other fiscal quarter, permit the Consolidated Fixed Charge Coverage Ratio to be less than 1.50 to 1.00, in each case, for the respective Measurement Period. Notwithstanding the foregoing, (i) the covenant in this Section 7.10(b) shall not be tested as of the end of the fiscal quarters ending on or about June 24, 2020, September 23, 2020, December 30, 2020 and March 31, 2021 (but otherwise shall be deemed to be in effect with respect to each such fiscal quarter end for all provisions under this Agreement and the other Loan Documents that refer to compliance or pro forma compliance with Section 7.10), (ii) for the fiscal quarter ending on or about June 30, 2021, the Consolidated Fixed Charge Coverage Ratio shall be determined for only the single fiscal quarter of the Parent then ended (rather than the period of four (4) consecutive fiscal quarters of the Parent then ended), (iii) for the fiscal quarter ending on or about September 29, 2021, the Consolidated Fixed Charge Coverage Ratio shall be determined for only the period of the two (2) consecutive fiscal quarters of the Parent then ended (rather than the period of four (4) consecutive fiscal quarters of the Parent then ended) and (iv) for the fiscal quarter ending on or about December 29, 2021, the Consolidated Fixed Charge Coverage Ratio shall be determined for only the period of the three (3) consecutive fiscal quarters of the Parent then ended (rather than the period of four (4) consecutive fiscal quarters of the Parent then ended). 1.19 Amendment to Section 7.10(c). Section 7.10(c) of the Credit Agreement is hereby amended and restated in its entirety to read as follows: (c) Minimum Liquidity. As of the last day of any fiscal month ending during the period commencing on the Third Amendment Effective Date and ending the date in which the Loan Parties demonstrate compliance with the financial covenants set forth in Section 7.10 for the fiscal quarter of the Parent ending on or about September 29, 2021 as determined based on the

CHAR1\1760870v5 11 Compliance Certificate provided by the Loan Parties pursuant to Section 6.02(a) for such fiscal quarter, permit Liquidity to be less than $70,000,000 for such fiscal month. 1.20 Amendment to Section 7.19. Section 7.19 of the Credit Agreement is hereby amended and restated in its entirety to read as follows: Section 7.19 Consolidated Capital Expenditures. Make any Consolidated Capital Expenditures in an amount that exceeds (i) during the period commencing on the Second Amendment Effecting Date and ending on or about March 31, 2021, $10,000,000 in the aggregate for the Loan Parties and their Subsidiaries during such period and (ii) during the period commencing on April 1, 2021 (which is the first day of the fiscal quarter of the Parent ending on or about June 30, 2021) and ending on or about September 29, 2021, $12,000,000 in the aggregate for the Loan Parties and their Subsidiaries during such period (which amount shall be reduced by the aggregate amount of any Consolidated Capital Expenditures made pursuant to clause (i) herein); provided that any exchange of property permitted under Section 7.04(c) shall not otherwise be restricted by this Section 7.19. 1.21 Amendment to Section 10.01. Section 10.01 of the Credit Agreement is hereby amended by inserting the following new clause (iv) at the end of the second proviso therein: and (iv) the Administrative Agent and the Borrower may, without the consent of any Lender, enter into amendments or modifications to this Agreement or any of the other Loan Documents or to enter into additional Loan Documents as the Administrative Agent reasonably deems appropriate in order to implement any Benchmark Replacement or any Benchmark Replacement Conforming Changes or otherwise effectuate the terms of Section 3.03(b) in accordance with the terms of Section 3.03(b). ARTICLE II LIMITED WAIVER 2.1 Limited Waiver. Effective as of the Third Amendment Effective Date, and subject to the terms and conditions set forth herein and in reliance upon the representations and warranties set forth herein, each Lender party hereto hereby waives compliance by the Loan Parties with Section 7.10 of the Credit Agreement, solely for the fiscal quarters of the Parent ending on or about December 30, 2020 and March 31, 2021 (and for this purpose such waiver shall be interpreted as if the Loan Parties were not required to comply with Section 7.10 of the Credit Agreement for the fiscal quarters of the Parent ending on or about December 30, 2020 and March 31, 2021). The foregoing waiver is a one-time waiver and applies only to the specified circumstances and does not modify or otherwise affect the Loan Parties’ obligations to comply with such provisions of the Credit Agreement or any other provision of the Loan Documents in any other instance. The foregoing limited waiver shall not be deemed or otherwise construed to constitute a waiver of any other provision or to prejudice any right, power or remedy which the Administrative Agent or any Lender may not have or may have in the future under or in connection with the Credit Agreement or any other Loan Document, all of which rights, powers and remedies are hereby expressly reserved by the Administrative Agent and the Lenders. The agreements and consents set forth in this Section 2 are limited to the extent specifically set forth above and no other terms, covenants or provisions of the Credit Agreement or the other Loan Documents are intended to be affected hereby. ARTICLE III CONDITIONS

CHAR1\1760870v5 12 3.1 Closing Conditions. This Amendment shall be deemed effective as of the date set forth above (the “Third Amendment Effective Date”) upon satisfaction of the following conditions (in form and substance reasonably acceptable to the Administrative Agent): (a) Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Administrative Agent and the Required Lenders. (b) Fees and Out of Pocket Costs. The Administrative Agent shall have received amendment fees for the account of each Lender consenting to this Amendment and the Borrower shall have paid any and all reasonable out-of-pocket costs incurred by the Administrative Agent (including the fees and expenses Moore & Van Allen PLLC as legal counsel to the Administrative Agent) and all other fees and amounts required to be paid to the Administrative Agent, in each case in connection with the negotiation, preparation, execution and delivery of this Amendment. ARTICLE IV MISCELLANEOUS 4.1 Amended Terms. On and after the date hereof, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms. 4.2 Representations and Warranties of the Loan Parties. Each of the Loan Parties represents and warrants as follows: (a) Each Loan Party has all requisite power and authority and has taken all necessary corporate and other action to authorize the execution, delivery and performance of this Amendment in accordance with its terms. (b) This Amendment has been duly executed and delivered by the duly authorized officers of each Loan Party that is a party hereto and constitutes a legal, valid and binding obligation of each Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms. (c) No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required for the execution, delivery, performance, validity or enforceability of this Amendment. (d) The representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document (as amended hereby) are true and correct in all material respects as of the date hereof (except for (i) those which expressly relate to an earlier date, which shall be true and correct in all material respects as of such earlier date, (ii) those that are qualified by materiality or reference to Material Adverse Effect, which are true and correct in all respects and (iii) those contained in subsections (a) and (b) of Section 5.05 shall be deemed to refer to the most recent financial statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement).

CHAR1\1760870v5 13 (e) No event has occurred and is continuing which constitutes a Default or an Event of Default. (f) The Collateral Documents continue to create a valid security interest in, and Lien upon, the Collateral, in favor of the Administrative Agent, for the benefit of the Lenders, which security interests and Liens are perfected in accordance with the terms of the Collateral Documents and prior to all Liens other than Permitted Liens. (g) Each Guarantor affirms all of its obligations under the Loan Documents and agrees that this Amendment and all documents executed in connection herewith do not operate to reduce or discharge its obligations under the Credit Agreement or the other Loan Documents. (h) The Obligations of the Loan Parties are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims. 4.3 Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and each other Loan Document to which it is a party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and each other Loan Document to which it is a party applicable to it and (b) that it is responsible for the observance and full performance of its respective obligations under the Loan Documents. 4.4 Release. The Borrower and each of the other Loan Parties hereby releases and forever discharges the Administrative Agent, each Lender, the L/C Issuer and their respective predecessors, successors, assigns, attorneys and Related Parties (each and every of the foregoing, a “Lender Party”) from any and all claims, counterclaims, demands, damages, debts, suits, liabilities, actions and causes of action of any nature whatsoever, in each case to the extent arising in connection with any of the Loan Documents through the date hereof, whether arising at law or in equity, whether known or unknown, whether liability be direct or indirect, liquidated or unliquidated, whether absolute or contingent, foreseen or unforeseen, and whether or not heretofore asserted, which any Loan Party may have or claim to have against any Lender Party. 4.5 Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement. 4.6 Expenses. The Borrower agrees to pay all reasonable costs and expenses of Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel. 4.7 Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof. 4.8 Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart to this Amendment by telecopy or other electronic means shall be as delivery of a manually executed counterpart of this Amendment.

CHAR1\1760870v5 14 4.9 GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. 4.10 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. 4.11 Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, services of process and waiver of jury trial provisions set forth in Sections 10.14 and 10.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis. [Signature pages to follow]

DENNY’S, INC. THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT CITIZENS BANK, N.A. By: ___________________________________ Name: Title: Aaron Muccino AVP

DENNY’S, INC. THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT FIFTH THIRD BANK, NATIONAL ASSOCIATION By: ___________________________________ Name: Greg McGinley Title: Director

DENNY’S, INC. THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT BANK OF THE WEST By: ___________________________________ Name: David M. Hobert Title: Director

DENNY’S, INC. THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT MUFG UNION BANK, N.A. By: Name: R. Shawn Janko Title: Managing Director

DENNY’S, INC. THIRD AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT BANK OF AMERICA, N.A. By: Name: Robert J. Beckley Title: Senior Vice President